SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 6, 2004

GOLD KIST INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346

(Addresses of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, including Area Code)

(770) 393-5000

GOLD KIST HOLDINGS INC.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) of the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See Item 8.01 below.

Item 8.01.	Other Events.

On October 13, 2004, we announced the completion of our initial public offering of 12,000,000 shares of common stock at $11.00 per share. Gold Kist Inc. (formerly Gold Kist Holdings Inc.) (“New Gold Kist”) has granted the underwriters an option to purchase up to an additional 1,800,000 shares of common stock at the initial public offering price solely to cover over-allotments, if any. Prior to the closing of the offering, Gold Kist Inc., a Georgia cooperative marketing association (“Old Gold Kist”), merged into New Gold Kist, and New Gold Kist succeeded to the business operations of Old Gold Kist. Pursuant to this merger, Gold Kist Inc. also completed its conversion from a cooperative association to a for-profit corporation. Also, in connection with these transactions, pursuant to its Amended and Restated Certificate of Incorporation effective today, Gold Kist Holdings Inc. has legally changed its name to “Gold Kist Inc.” and will conduct its future operations under this name. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of New Gold Kist, the forms of which were approved in connection with the conversion and previously filed with the Securities and Exchange Commission, became effective on October 13, 2004 in connection with the conversion and are filed as exhibits to this Form 8-K and incorporated by reference herein.

In connection with the initial public offering, on October 6, 2004, New Gold Kist and Gold Kist Inc. entered into an Purchase Agreement that provides the terms pursuant to which the underwriters named therein and party thereto would purchase the shares of common stock being sold in the offering. The Purchase Agreement is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Also, as a result of the merger of Old Gold Kist into New Gold Kist, New Gold Kist assumed all of the assets and liabilities of Old Gold Kist, including its obligations under certain indebtedness. To evidence New Gold Kist’s assumption of this indebtedness, it entered into various supplemental indentures and assumption agreements with its lenders and trustees.

As discussed in previous filings, as a condition to the grant of restricted stock to certain officers at the closing of the conversion and initial public offering, the change in control agreements with these officers had to be amended with the intent that the taxable value of the restricted stock award would neither increase or decrease the aggregate amount received by such officer in the event of a change of control occurring during the three-year period after the grant date, unless the value of the restricted stock exceeds the amount of the severance payment under the change in control agreement. Each of the Messrs. Bekkers, Stimpert, West, Stewart and Mabe, as well as the other officers of New Gold Kist that were to receive restricted stock grants, executed such an amendment in the form that is identical to that which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement

3.1	Amended and Restated Certificate of Incorporation of Gold Kist Inc.

3.2	Amended and Restated Bylaws or Gold Kist Inc.

10.1	Form of Amendment to Change in Control Agreement

99.1	Press release announcing the completion of Initial Public Offering and Conversion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West Chief Financial Officer and Vice President

Date: October 13, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement

3.1	Amended and Restated Certificate of Incorporation of Gold Kist Inc.

3.2	Amended and Restated Bylaws or Gold Kist Inc.

10.1	Form of Amendment to Change in Control Agreement

99.1	Press release announcing the completion of Initial Public Offering and Conversion